Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 1, 2021, by and among Apache Corporation, a Delaware corporation (the “Company”), APA Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Company (“APA”), and APA Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of APA (“Merger Sub”).

RECITALS

WHEREAS, the Company desires to reorganize into a holding company structure through the merger (the “Merger”) of Merger Sub with the Company, with the Company surviving the Merger as a wholly-owned subsidiary of APA, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, at the Effective Time (as defined herein) of the Merger, each outstanding share of common stock, par value $0.625 per share, of the Company (the “Company Common Stock”) shall be converted into one share of common stock, par value $0.625 per share, of APA (the “APA Common Stock”);

WHEREAS, the shares of APA Common Stock shall have the same designations, rights, powers, and preferences, and the qualifications, limitations, and restrictions thereof, as the shares of Company Common Stock;

WHEREAS, the Amended & Restated Certificate of Incorporation of APA (“APA A&R Charter”) and the Amended & Restated Bylaws of APA (“APA A&R Bylaws”), each as in effect immediately following the Effective Time, shall contain provisions identical to the Restated Certificate of Incorporation of the Company (the “Company Charter”) and the Amended and Restated Bylaws of the Company (the “Company Bylaws”), respectively, each as in effect immediately prior to the Effective Time, other than as permitted by Section 251(g) of the DGCL;

WHEREAS, APA and Merger Sub are newly formed corporations organized for the sole purpose of participating in the transactions herein contemplated and actions related thereto, own no assets (other than APA’s ownership of Merger Sub and nominal capital), and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions herein contemplated and actions related thereto;

WHEREAS, at or promptly following the Effective Time, the Company and APA will enter into an assignment and assumption agreement (the “Assignment and Assumption Agreement”), pursuant to which, among other things, the Company will, at the Effective Time, transfer to APA, and APA will assume, from and after the Effective Time, sponsorship of the Stock Incentive Plans, the Award Agreements, and the Other Agreements and Plans (each as defined below) and all of the Company’s rights and obligations thereunder;

WHEREAS, the directors of the Company immediately prior to the Effective Time will cease to be directors of the Company and shall instead be the directors of APA immediately following the Effective Time;

WHEREAS, at the Effective Time, the Company Charter shall be amended and restated as set forth in this Agreement and as required by Section 251(g) of the DGCL;

WHEREAS, the parties intend that, for United States federal income tax purposes, (i) the Merger will qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and (iii) the stockholders of the Company will not recognize gain or loss in connection with the Merger; and

WHEREAS, the respective boards of directors of each of the Company and APA have approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, and the sole director of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger; (ii) resolved to submit the adoption of this Agreement and the transactions completed hereby, including, without limitation, the Merger, to Merger Sub’s sole stockholder; and (iii) recommended that Merger Sub’s sole stockholder vote in favor of the adoption of this Agreement and the transactions completed hereby, including, without limitation, the Merger.

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, APA, and Merger Sub hereby agree as follows:

Section 1.    The Merger. In accordance with Section 251(g) of the DGCL and subject to, and upon the terms and conditions of, this Agreement, Merger Sub shall be merged with the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, the effects of the Merger shall be as provided in this Agreement and in Sections 251(g) and 259 of the DGCL.

Section 2.    Effective Time. As soon as practicable after the execution and delivery of this Agreement and adoption of this Agreement by the sole stockholder of Merger Sub, the Company shall file with the Office of the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) in the form attached hereto as Exhibit A, executed in accordance with the applicable provisions of the DGCL, and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such later date and time as set forth in the Certificate of Merger (the date and time that the Merger becomes effective, the “Effective Time”).

Section 3.    Surviving Corporation Certificate of Incorporation. From and after the Effective Time, the Company Charter shall be amended and restated in the Merger by the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with the applicable provisions of the DGCL (the “Surviving Corporation Charter”).

Section 4.    Surviving Corporation Bylaws. From and after the Effective Time, the Company Bylaws shall be amended and restated in the Merger in the form attached hereto as

Exhibit B and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein and in accordance with the applicable provisions of the DGCL (the “Surviving Corporation Bylaws”).

Section 5.    Directors.

a.    Company. The directors of the Company in office immediately prior to the Effective Time shall (i) immediately prior to the Effective Time, elect successor directors to hold office as of the Effective Time (the “Successor Directors”) and (ii) as of the Effective Time, cease to be the directors of the Surviving Corporation. The Successor Directors shall hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and the Surviving Corporation Bylaws, or as otherwise provided by law.

b.    APA. The directors of the Company in office immediately prior to the Effective Time shall be the directors of APA upon the Effective Time and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the APA A&R Charter and the APA A&R Bylaws, or as otherwise provided by law.

Section 6.    Officers.

a.    Company. The officers of the Company in office immediately prior to the Effective Time shall remain the officers of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation Bylaws, or as otherwise provided by law.

b.    APA. The officers of the Company in office immediately prior to the Effective Time shall be the officers of APA upon the Effective Time and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the APA A&R Charter and APA A&R Bylaws, or as otherwise provided by law.

Section 7.    Additional Actions. Subject to the terms of this Agreement, the parties shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of Sections 251(g) of the DGCL. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of either the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments, and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm any and all right, title, and interest in, to, and under such rights, properties, or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 8.    Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, APA, Merger Sub, or any holder of any securities thereof:

a.    Conversion of Outstanding Company Common Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and nonassessable share of APA Common Stock.

b.    Conversion of Capital Stock of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and nonassessable share of common stock, par value $0.625 per share, of the Surviving Corporation.

c.    Conversion of Company Common Stock Held in Treasury. Each share of Company Common Stock that is issued but not outstanding and held in the Company’s treasury immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and nonassessable share of APA Common Stock, to be held in APA’s treasury immediately after the Effective Time.

d.    No Further Ownership Rights of Company Common Stock. Upon conversion thereof in accordance with this Section 8, all shares of Company Common Stock shall be cancelled and cease to be outstanding, such conversion to be deemed paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, except, in all cases, as set forth in Section 12 and Section 251(g) of the DGCL. From and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the transfer books of the Surviving Corporation. If, after the Effective Time, any certificate that immediately prior to the Effective Time represented shares of Company Common Stock (a “Certificate”) is presented to the Surviving Corporation or its transfer agent for any reason, such Certificate shall be cancelled and exchanged as provided in Section 12.

Section 9.    Assumption of Stock Incentive Plans, Award Agreements, and Other Agreements and Plans. At the Effective Time, pursuant to this Agreement and the Assignment and Assumption Agreement, the Company will assign to APA, and APA will: (i) assume sponsorship of, and all of the Company’s rights and obligations under, all of the Company’s Stock Incentive Plans (as defined in the Assignment and Assumption Agreement); (ii) assume and agree to perform all obligations of the Company pursuant to each equity-based award agreement, program, sub-plan, notice, and/or similar agreement entered into or issued pursuant to the Stock Incentive Plans, and each outstanding award granted or assumed thereunder, including, without limitation, each outstanding Option, Restricted Stock, or RSU award (each, as defined below) (collectively, the “Award Agreements”); and (iii) assume and agree to perform all obligations of the Company pursuant to each of the other agreements and plans (the “Other Agreements and Plans”) listed on Exhibit A to the Assignment and Assumption Agreement.

a.    Options. At the Effective Time, each unexercised and unexpired option to purchase shares of Company Common Stock (collectively, the “Options”) then outstanding under any of the Stock Incentive Plans, whether or not then exercisable, shall, by virtue of this Agreement and the Assignment and Assumption Agreement, and without any action on the part of the holder thereof, be assumed by APA. Each Option so assumed by APA will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Stock Incentive Plan and any agreements in effect thereunder immediately prior to the Effective Time, including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby) and per-share exercise price, except that each Option will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of APA Common Stock equal to the number of shares of Company Common Stock that were subject to such Option immediately prior to the Effective Time.

b.    Restricted Stock. At the Effective Time, each share of Company Common Stock granted under the Stock Incentive Plans then outstanding that remains subject to vesting or other lapse restrictions (collectively, the “Restricted Stock”) shall, by virtue of this Agreement and the Assignment and Assumption Agreement, and without any action on the part of the holder thereof, be assumed by APA. Each share of Restricted Stock so assumed by APA will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Stock Incentive Plan and any agreements thereunder in effect immediately prior to the Effective Time (including, without limitation, the vesting or other lapse restrictions (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby)), except that each share of Restricted Stock will be converted into one restricted share of APA Common Stock, and each such share of Restricted Stock shall otherwise be treated in the same manner as each other share of Company Common Stock hereunder.

c.    Restricted Stock Units. At the Effective Time, each restricted stock unit granted under the Stock Incentive Plans that is then outstanding (collectively, the “RSUs,” which for the avoidance of doubt includes RSUs subject to either time-based vesting or performance based vesting conditions, whether settlement is in equity or cash, and deferred stock units) shall, by virtue of this Agreement and the Assignment and Assumption Agreement, and without any action on the part of the holder thereof, be assumed by APA. Each RSU so assumed by APA will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Stock Incentive Plan and any agreements thereunder immediately in effect prior to the Effective Time (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby)), except that each RSU based on Company Common Stock will be converted into an RSU subject to that number of shares of APA Common Stock equal to the number of shares of Company Common Stock that were subject to such RSU immediately prior to the Effective Time.

Section 10.    No Change of Control. The Company and APA agree that the Merger does not constitute a “Change of Control” under the Stock Incentive Plans, the Award Agreements, or any Other Agreement or Plan.

Section 11.    Reservation of Shares. On or prior to the Effective Time, APA will reserve sufficient shares of APA Common Stock to provide for the issuance of APA Common Stock under the Stock Incentive Plans, including upon exercise of Options outstanding under the Stock Incentive Plans, if applicable.

Section 12.    Stock Certificates. From and after the Effective Time until thereafter surrendered to APA or its transfer agent for transfer or exchange in the ordinary course, each Certificate shall be deemed for all purposes to evidence ownership of and to represent the shares of APA Common Stock into which the shares of Company Common Stock represented by such Certificate immediately prior to the Effective Time have been converted pursuant to this Agreement, and each such Certificate shall be so registered on the books and records of APA and its transfer agent. From and after the Effective Time, upon the surrender to APA or its transfer agent for transfer or exchange in the ordinary course of any Certificate, APA shall issue or cause to be issued a new certificate representing the class and number of shares of APA Common Stock previously represented by such Certificate to the person or persons or entity or entities entitled thereto. If any Certificate shall have been lost, stolen, or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such Certificate to be lost, stolen, or destroyed and the providing of an indemnity by such person or entity to APA, in form, substance, and amount reasonably satisfactory to APA, against any claim that may be made against it with respect to such Certificate, APA shall issue or cause to be issued to such person or entity, in exchange for such lost, stolen, or destroyed Certificate, a new certificate representing the class and number of shares of APA Common Stock into which the shares of Company Common Stock represented by such Certificate immediately prior to the Effective Time have been converted pursuant to this Agreement.

Section 13.    APA Shares. Prior to the Effective Time, the Company and APA shall take any and all actions as are necessary to ensure that each share of capital stock of APA that is owned by the Company immediately prior to the Effective Time shall be cancelled and cease to be outstanding from and after the Effective Time, and no payment shall be made therefor, and the Company, by execution of this Agreement, agrees to forfeit such shares and relinquish any rights to such shares.

Section 14.    No Appraisal Rights. In accordance with the DGCL, no appraisal rights shall be available to any holder of shares of Company Common Stock in connection with the Merger.

Section 15.    Tax Treatment. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), and the Merger is

intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. The Merger is also intended to constitute a transaction as to which the rights of the holders of the Company Common Stock have been previously defined, and in which such holders will exchange such stock for all the APA Common Stock (constituting all the issued and outstanding stock of APA and “control” of APA within the meaning of Section 368(c) of the Code), subject to Section 351(a) and related provisions of the Code. Each party hereto shall use its reasonable best efforts to cause the Merger to qualify for the foregoing treatment, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying for such treatment. Each party hereto shall file all tax returns (including amended returns and claims for refunds) in a manner consistent with such treatment and shall use their reasonable best efforts to sustain such treatment in any subsequent tax audit or dispute.

Section 16.    Termination. This Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, whether before or after the adoption of this Agreement by the sole stockholder of Merger Sub, at any time prior to the Effective Time, by action of the board of directors of the Company. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and none of the Company, APA, Merger Sub, or any of their respective stockholders, directors, or officers shall have any liability with respect to such termination or abandonment.

Section 17.    Amendments. At any time prior to the Effective Time, this Agreement may be supplemented, amended, or modified, whether before or after the adoption of this Agreement by the sole stockholder of Merger Sub, by the mutual consent of the parties to this Agreement; provided, however, that no amendment shall be effected subsequent to the adoption of this Agreement by the sole stockholder of Merger Sub that by law requires further approval or authorization by the sole stockholder of Merger Sub or the stockholders of the Company without such further approval or authorization. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

Section 18.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 19.    Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original and all of which shall constitute one and the same agreement. Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

Section 20.    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 21.    Severability. The provisions of this Agreement are severable, and in the event that any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company, APA, and Merger Sub have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

APACHE CORPORATION

By:	/s/ Stephen J. Riney
Name:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer

APA CORPORATION

By:	/s/ Stephen J. Riney
Name:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer

APA MERGER SUB, INC.

By:	/s/ Stephen J. Riney
Name:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Agreement and Plan of Merger – March 1, 2021

Exhibit A

Certificate of Merger

See attached.

Exhibit A to Agreement and Plan of Merger – March 1, 2021

CERTIFICATE OF MERGER

OF

APA MERGER SUB, INC.,

WITH AND INTO

APACHE CORPORATION

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (“DGCL”), the undersigned corporation hereby certifies that:

FIRST: The name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Apache Corporation	Delaware

APA Merger Sub, Inc.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of March 1, 2021 (the “Merger Agreement”), by and among Apache Corporation, APA Corporation, and APA Merger Sub, Inc., has been approved, adopted, executed, and acknowledged by each of the constituent corporations in accordance with Sections 251(c) and 251(g) of the DGCL (and, with respect to APA Merger Sub, Inc., by the written consent of its sole stockholder in accordance with Section 228 of the DGCL).

THIRD: The name of the surviving corporation is Apache Corporation.

FOURTH: The certificate of incorporation of the surviving corporation as in effect immediately prior to the merger shall be amended and restated in its entirety at the effective time of the merger as set forth in ANNEX A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or by applicable law.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the surviving corporation at the following address:

2000 Post Oak Boulevard, Suite 100

Houston, TX 77056-4400

SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: This Certificate of Merger shall become effective immediately upon the filing of this Certificate of Merger with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on the 1st day of March, 2021.

APACHE CORPORATION

By:
Name:	Rajesh Sharma
Title:	Corporate Secretary

Signature Page to Certificate of Merger of APA Merger Sub, Inc. and Apache Corporation – March 1, 2021

ANNEX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

APACHE CORPORATION

FIRST. The name of the corporation is APACHE CORPORATION.

SECOND. The Registered Office in the state of Delaware is located at the Corporation Trust Center, 1209 Orange Street, in the county of New Castle, Wilmington, Delaware 19801. The Registered Agent at that address is The Corporation Trust Company.

THIRD. The purpose of the Apache Corporation (the “Corporation”) is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of common stock having the par value of $0.625 per share (“Common Stock”).

A holder of shares of Common Stock shall be entitled to one vote for each and every share of Common Stock standing in such holder’s name in the books of the Corporation.

FIFTH. The number of directors shall be fixed from time to time exclusively by the Board of Directors of the Corporation pursuant to a resolution adopted by a majority of the directors then in office.

Each director shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, disability or removal.

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

SIXTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

SEVENTH. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH, in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

EIGHTH. Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the DGCL or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, in accordance with Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of APA Corporation (or any successor thereto by merger), by the same vote as is required by the DGCL and/or this Certificate of Incorporation.

Exhibit B

Surviving Corporation Bylaws

See attached.

Exhibit B to Agreement and Plan of Merger – March 1, 2021

AMENDED AND RESTATED BYLAWS

OF APACHE CORPORATION

(March 1, 2021)

ARTICLE I.

NAME OF CORPORATION

The name of the corporation is Apache Corporation.

ARTICLE II.

OFFICES

SECTION 1. The principal office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of its resident agent in charge thereof is The Corporation Trust Company.

SECTION 2. The corporation may have such other offices either within or without the State of Delaware as the board of directors may designate or as the business of the corporation may from time to time require.

ARTICLE III.

SEAL

The corporate seal shall have inscribed upon it the name of the corporation and other designations as the board of directors from time to time determine. There may be alternate seals of the corporation.

ARTICLE IV.

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders of the corporation shall be held at the office of the corporation in the City of Houston, Texas, or at any other place within or without the State of Delaware, or by means of remote communication, that shall be stated in the notice of the meeting.

SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these bylaws shall be held at such date, time, and place, if any, as shall be determined by the board of directors and stated in the notice of the meeting.

SECTION 3. SPECIAL MEETINGS OF THE STOCKHOLDERS. Special meetings of the stockholders may be called at any time and for any purpose or purposes by (i) the chairman of the board or the chief executive officer, (ii) the chairman of the board, the chief executive officer or the secretary of the corporation at the request of a majority of the board of directors, or (iii) the chairman of the board or the secretary of the corporation at the request of stockholders holding a majority of the corporation’s outstanding shares of Common Stock (as hereinafter defined), or as otherwise authorized by statute, the Certificate of Incorporation or these bylaws.

SECTION 4. NOTICE OF MEETINGS. Except as otherwise required by statute, written notice of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date of the meeting, either personally or by mail in a postage-prepaid envelope addressed to such stockholder at such stockholder’s address as it appears on the stock ledger of the corporation. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting. Notice of special meetings shall state the purpose(s) for which the meeting is called. Any stockholder may, prior to, at the meeting or subsequent thereto, waive notice of any meeting in writing signed by such stockholder or such stockholder’s duly appointed attorney-in-fact.

SECTION 5. QUORUM AND VOTING. Except as otherwise required by law or by the Certificate of Incorporation, the presence at meetings, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of the corporation’s common stock, par value $0.625 per share (the “Common Stock”), entitled to vote thereat shall constitute a quorum for the transaction of business, and the vote, in person or by proxy, of the holders of a majority of the shares constituting such quorum shall be binding upon all stockholders of the corporation. In the absence of a quorum, the meeting may be adjourned for not more than 30 days, by a majority of the voting shares present; no notice of an adjourned meeting need be given.

SECTION 6. VOTING BY CORPORATIONS. Shares standing in the name of a corporation may be voted or represented on behalf of such corporation by the chairman of the board, chief executive officer, president, any executive vice president, senior vice president or vice president, the secretary or any assistant secretary of such corporation or by any other person authorized to do so by a proxy or power of attorney executed by any such officer or by authority of the board of directors of such corporation.

SECTION 7. CONSENTS IN LIEU OF VOTING. Any action of the stockholders of the corporation required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a written consent setting forth the action so taken shall be signed by all the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and voted.

ARTICLE V.

DIRECTORS

SECTION 1. GENERAL POWERS. The property, business and affairs of the corporation shall be managed by its board of directors which may exercise all powers of the corporation and do all lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the directors then in office, but may not be less than one. At each annual meeting of the stockholders at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast representing shares present in person or by proxy and entitled to vote at the meeting. Each director shall hold office until the next annual meeting of the stockholders and, thereafter, until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, disability or removal.

SECTION 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancies on the board of directors not caused by removal may be filled by the vote of a majority of the directors then in office, although less than a quorum. Any vacancies caused by removal and any newly created directorships shall be filled by the stockholders, at either an annual or special meeting.

SECTION 4. MEETINGS. The directors of the corporation may hold their meetings, both regular and special, at a place or places within or without the State of Delaware that the board of directors may from time to time determine. Regular meetings of the board of directors may be held without notice at the time and place that shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by either (i) the chairman of the board or the chief executive officer or (ii) the chairman of the board, the chief executive officer, or the secretary of the corporation upon the written request of two directors, in each case, on three days’ notice to each director, either personally or by mail, electronic mail, facsimile or other lawful means.

SECTION 5. QUORUM. At all meetings of the board of directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting, at which there is a quorum present, shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If at any meeting of the board of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a sufficient number of directors to constitute a quorum shall attend. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting as originally notified.

SECTION 6. TELEPHONE CONFERENCE OR SIMILAR MEETING. Members of the board of directors or of any committee elected or appointed by the board of directors may participate in a meeting of the board of directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to the action a written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board of directors or such committee.

SECTION 7. CHAIRMAN OF THE BOARD. The board of directors shall, at its first meeting after each annual meeting of the stockholders, or as often as may be required, elect a chairman of the board. The chairman of the board shall preside at all meetings of the stockholders and of the board of directors at which he or she may be present, and shall have such other powers and duties as he or she may be called upon by the board of directors to perform. In the absence of the chairman of the board, the chief executive officer shall preside at any meetings of the stockholders and of the board of directors, and in the absence of the chief executive officer, the directors present shall elect any director to so preside.

SECTION 7. COMPENSATION OF DIRECTORS. Directors of the corporation shall receive the compensation for their services that the board of directors may from time to time determine, and all directors shall be reimbursed for their expenses of attendance at each regular or special meeting of the board or any committee thereof.

SECTION 8. COMMITTEES. The board of directors may, by resolution passed by a majority of the board, designate one or more committees. Each such committee shall consist of one or more of the directors of the corporation, such number to be set by resolution of the board of directors. Any committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each committee shall have the name that may be determined from time to time by resolution adopted by the board of directors. Records shall be kept of the acts and proceedings of each committee, and the same shall be reported from time to time to the board of directors.

ARTICLE VI.

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be (a) a chief executive officer, president, one or more executive vice presidents, a secretary, controller, and treasurer, all as the board of directors may provide for and elect from time to time and (b) one or more senior vice presidents, vice presidents, and such assistant vice presidents, assistant secretaries, assistant treasurers, and assistant controllers as the chief executive officer may appoint or as the board of directors may elect from time to time. Any two or more offices may be held by the same person. The board of directors may appoint such other officers as they shall deem necessary, who shall have the authority and shall perform the duties that from time to time may be prescribed by the board of directors. In its discretion, the board of directors by a vote of a majority thereof may leave unfilled for any period that it may fix by resolution any office except those of president, treasurer, and secretary. The board of directors may designate a chief financial officer and a chief accounting officer from among the officers elected by the board. The chief financial officer shall be the corporation’s principal financial officer and the chief accounting officer shall be the corporation’s principal accounting officer for purposes of the Securities Exchange Act of 1934, as amended.

SECTION 2. TENURE. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the chief executive officer may be removed at any time by the chief executive officer or by the affirmative vote of a majority of the board of directors.

SECTION 3. VACANCIES. If the office of any officer of the corporation elected by the board of directors becomes vacant by reason of death, resignation, disqualification or otherwise, the directors by a majority vote, may choose his successor or successors.

SECTION 4. RESIGNATION. Any officer may resign his office at any time, such resignation to be made in writing and take effect at the time of receipt by the corporation, unless some time be fixed in the resignation and then from that time. The acceptance of a resignation shall not be required to make it effective.

SECTION 5. DELEGATION OF DUTIES. Duties of officers may be delegated in case of the absence of any officer of the corporation or for any reason that the board of directors may deem sufficient. The board of directors may delegate the powers or duties of the officer to any other officer or to any director, except as otherwise provided by statute, for the time being, provided a majority of the entire board of directors concurs therein.

SECTION 6. CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the chief executive officer of the corporation and shall have, subject to the direction of the board of directors, general control and management of the corporation’s business and affairs and shall also see that all the policies and resolutions of the board of directors are carried into effect, subject, however, to the right of the board of directors to delegate any specific powers, except such as may be by statute exclusively conferred on the president or to any other officer or officers of the corporation. The chief executive officer shall preside at all meetings of stockholders and the board of directors at which he or she may be present and from which the chairman of the board may be absent.

SECTION 7. PRESIDENT. The president shall perform those duties that shall be specifically assigned from time to time by the chief executive officer or the board of directors. In the absence of the chief executive officer or in the event of the chief executive officer’s death, inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have the powers of and be subject to all the restrictions upon the chief executive officer.

SECTION 8. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, AND VICE PRESIDENTS. In the absence of the president or in the event of the president’s death, inability or refusal to act, the senior executive vice president present shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. In the absence of the president and all executive or senior vice presidents, or in the event of their deaths, inability or refusal to act, a vice president designated by the board of directors, or in case the board of directors has failed to act, designated by the chief executive officer, shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The executive vice presidents, the senior vice presidents, and all other vice presidents shall perform those duties consistent with these bylaws and that may be specifically designated by the chief executive officer, the president, or the board of directors.

SECTION 9. SECRETARY. The secretary shall attend and keep all the minutes of all meetings of the board of directors and all meetings of the stockholders and, when requested by the board of directors, of any committees of the board of directors. The secretary shall (a) give, or cause to be given, notice of all meetings of the stockholders and board of directors and when so ordered by the board of directors, shall affix the seal of the corporation thereto, (b) have charge of all of those books and records that the board of directors may direct, all of which shall, at all reasonable times, be open to the examination of any director at the office of the corporation during business hours, (c) in general, perform all of the duties incident to the office of secretary subject to the control of the board of directors, the chief executive officer, or the president, under whose supervision the secretary shall be, and (d) do and perform any other duties that may from time to time be assigned by the board of directors.

SECTION 10. TREASURER. The treasurer shall have custody of and be responsible for all funds and securities of the corporation, receive and give receipts for money due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in those banks or depositories that shall be selected and designated by the board of directors and shall in general perform all of the duties incident to the office of treasurer and any other duties that may be assigned from time to time by the chief financial officer, the president, the chief executive officer, or the board of directors. If required by the board of directors, the treasurer shall give bond for the faithful discharge of his or her duties in the sum and with the surety or sureties as the board of directors shall determine.

SECTION 11. CONTROLLER. The controller shall maintain adequate records of all assets, liabilities and transactions of the corporation; see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum safety, efficiency and economy. Except as otherwise determined by the board of directors, or lacking a determination by the board of directors, then by the president, the controller’s duties and powers shall extend to all subsidiary corporations and, so far as may be practicable, to all affiliate corporations. The controller shall have any other powers and perform other duties that may be assigned from time to time by the chief executive officer, the president, the chief financial officer, or the board of directors. If required by the board of directors, the controller shall give bond for the faithful discharge of his or her duties in the sum and with the surety or sureties as the board of directors shall determine.

ARTICLE VII.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS

SECTION 1. RIGHT TO INDEMNIFICATION.

A. PROCEEDINGS BY THIRD PARTIES. The board of directors shall cause the corporation to indemnify and hold harmless, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), any person (and that person’s heirs and personal representatives) who was or is a party or is threatened or expected to be made a party to any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution procedure, investigation, or other threatened, actual, or completed proceeding, whether civil, criminal, administrative, investigative, or private in nature and irrespective of the initiator thereof, including any appeal of any such proceeding (each, a “Proceeding”) (other than a Proceeding by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, or agent of another corporation, partnership (including a partnership in which the corporation is a partner), limited liability company, joint venture, trust, non-profit entity, including service with respect to employee benefit plans, or other entity or enterprise (in such capacity, an “Authorized Person”), against any and all Expenses (as hereinafter defined), judgments, damages, arbitration awards, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, including any interest payable thereon, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

B. PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The board of directors shall indemnify and hold harmless any person (and that person’s heirs and personal representatives) who was or is a party or is threatened or expected to be made a party to any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Authorized Person against Expenses actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware shall deem proper.

SECTION 2. EXPENSES.

A. REIMBURSEMENT OF EXPENSES. To the extent that an Indemnitee (as hereinafter defined) has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue, or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

B. ADVANCEMENT OF EXPENSES TO DIRECTORS AND OFFICERS. The board of directors shall cause the corporation to advance to any Indemnitee who is or was a director or officer of the corporation the Expenses incurred by such Indemnitee, from time to time, in defending a Proceeding, in each case, within ten (10) calendar days after the corporation’s receipt of a statement from such Indemnitee requesting an advance, whether prior to or after final disposition of the applicable Proceeding; provided, however, that the corporation will have no obligation to advance Expenses if such advance will be in violation of applicable law. Each such statement must include an undertaking by or on behalf of that Indemnitee to repay any Expenses advanced if it is ultimately determined that the Indemnitee is not legally entitled to indemnification by the corporation and shall specifically state that no bond, collateral, or other security shall be required by such officer or director to insure his performance and that no interest on any amount advanced shall be required to be paid to the corporation if the officer or director is determined ultimately to be not legally entitled to indemnification by the corporation. The corporation will accept any such undertaking without reference to the financial ability of Indemnitee to make repayment.

C. ADVANCEMENT OF EXPENSES TO EMPLOYEES AND AGENTS. The board of directors shall cause the corporation to advance to any Indemnitee who is not a present or past director or officer of the corporation the Expenses incurred by such Indemnitee, from time to time, in defending a Proceeding, in each case, in advance of the final disposition of such Proceeding; provided, however, that any such advance shall be conditional upon evidence of compliance with the terms and conditions, if any, deemed appropriate and specified by the board of directors for such advance if it is ultimately determined that such Indemnitee is not legally entitled to indemnification by the corporation.

D. EXPENSES INCURRED IN ENFORCING RIGHTS. The board of directors shall cause the corporation to advance to any Indemnitee, in accordance with this Section 2, all Expenses incurred by such Indemnitee in enforcing his rights to indemnification and/or advancement of Expenses under this Article VII, including Expenses incurred in preparing and forwarding statements to the corporation to support the advances claimed, whether or not such Indemnitee is successful in enforcing such rights and whether or not Proceedings are commenced.

SECTION 3. DETERMINATION OF ENTITLEMENT TO INDEMNFICATION.

A. PROCEDURE. Any indemnification hereunder (unless ordered by the Court of Chancery of the State of Delaware) shall be made by the corporation upon a determination that indemnification is proper under the circumstances because the Indemnitee has met the applicable standard of conduct set forth in this Article VII. All such determinations shall be made by the board of directors within 30 calendar days after the corporation receives a statement from an Indemnitee requesting indemnification in respect of a Proceeding under this Article VII.

Notwithstanding the foregoing, with respect to an Indemnitee who is or was a director or officer of the corporation, such determination shall be made: (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of directors designated by majority vote of such Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors, or if such Disinterested Directors so direct, in writing by Independent Counsel (as hereinafter defined); provided, however, that, if a Change of Control (as hereinafter defined) shall have occurred, then such determination shall be made in writing by Independent Counsel. The corporation shall promptly inform the Indemnitee in writing of a determination under this subsection regarding the propriety of indemnification.

B. PRESUMPTIONS. In making a determination with respect to the entitlement of any Indemnitee to indemnification under this Article VII, the Indemnitee shall be presumed to be entitled to such indemnification upon submission to the corporation of a statement requesting indemnification in respect of such Proceeding under this Article VII. The presumption shall be used by the person or persons determining entitlement to indemnification as a basis for such determination, unless the corporation provides information sufficient to overcome such presumption by clear and convincing evidence. Furthermore, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

C. PAYMENTS. If it is determined that any Indemnitee is entitled to indemnification under this Article VII, then the corporation shall thereafter, on written request by such Indemnitee, pay to such Indemnitee, within ten (10) calendar days after the corporation’s receipt of such request, such amounts theretofore incurred by or on behalf of such Indemnitee in respect of which such Indemnitee is entitled to that indemnification by reason of that determination.

D. EXPENSES. Any Indemnitee shall be entitled to be indemnified against the Expenses actually and reasonably incurred by such Indemnitee in cooperating with the person or persons making the determination of entitlement to indemnification (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and, to the extent successful, in connection with any Proceeding with respect to the determination of such Indemnitee’s entitlement to indemnification or the enforcement thereof.

SECTION 4. INDEMNIFICATION FUND. The board of directors, in its sole discretion, may establish and may fund in advance and from time to time, in whole or in part, a separate provision or provisions, which may be in the form of a trust fund, periodic or advance retainers to counsel, or otherwise as the board of directors may determine in each instance, to be used as payment and/or advances of indemnification obligations under this Article VII; provided, however, that any amount which is contributed to such fund shall not in any way be construed to be a limitation on the amount of indemnification and/or advances of the corporation.

SECTION 5. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any Indemnitee who is or was a director or officer of the corporation against any expenses, liabilities, or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities, or losses under the General Corporation Law of the State of Delaware; provided, however, that, for a period of six (6) years after any Change of Control, the corporation shall maintain, at its expense, policies of directors’ and officers’ liability insurance providing coverage at least comparable to and in the same amounts as that provided by any such policies in effect immediately prior to such Change of Control.

SECTION 6. CONTRIBUTION. If it is determined that any Indemnitee is entitled to indemnification under this Article VII, but that right is unenforceable by reason of any applicable law or public policy, then, to the fullest extent applicable law permits, the corporation, in lieu of indemnifying or causing the indemnification of such Indemnitee, shall contribute or cause to be contributed to the amount that such Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid, or to be paid in settlement or for Expenses reasonably incurred, in connection with the applicable Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of such Proceeding in order to reflect: (i) the relative benefits that such Indemnitee and the corporation have received as a result of the event(s) or transaction(s) giving rise to the Proceeding or (ii) the relative fault of such Indemnitee and of the corporation in connection with those event(s) or transaction(s).

SECTION 7. MISCELLANEOUS.

A. NO CONDITIONS OR LIMITATIONS. Except as expressly set forth in this Article VII or required by applicable law, there shall be no conditions or limitations on an Indemnitee’s rights to indemnification or advancement of Expenses hereunder.

B. AMENDMENTS. Any amendment to this Article VII shall only apply prospectively and shall in no way affect the corporation’s obligations to indemnify and make advances to any Indemnitee as set forth in this Article VII for actions or events which occurred before any such amendment, and provided that any amendment to this Article VII shall require the unanimous vote of the board of directors.

C. NON-EXCLUSIVITY. The rights to indemnification and advancement of Expenses and the remedies this Article VII provides are not and will not be deemed exclusive of any other rights or remedies to which any Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, any agreement, a vote of the corporation’s stockholders or Disinterested Directors, or otherwise, but each such right or remedy under this Article VII will be cumulative with all such other rights and remedies.

D. EQUIVALENCE TO CONTRACTUAL RIGHTS. The rights to indemnification and advancement of Expenses and the remedies this Article VII provides shall be considered the equivalent of a contract right that vests upon the occurrence or alleged occurrence of any act or omission that forms the basis for or is related to the claim for which indemnification is sought by an Indemnitee, to the same extent as if the provisions of this Article VII were set forth in a separate, written contract between such Indemnitee and the corporation.

E. DETRIMENTAL RELIANCE. Any person who at any time on or after the adoption of this Article VII serves or has served in any of the capacities indicated in this Article VII shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein.

F. NO IMPUTATION OF KNOWLEDGE OR CONDUCT. For purposes of making a determination under this Article VII with respect to whether any Indemnitee is entitled to indemnification, neither the knowledge nor the conduct of any other director, officer, manager, administrator, employee, agent, representative, or other functionary of the corporation shall be imputed to such Indemnitee.

G. FORUM, JURISDICTION, AND VENUE. Each Indemnitee, by seeking any indemnification or advancement of Expenses under this Article VII, shall be deemed: (i) to have agreed that any proceeding arising out of or in connection with this Article VII must be brought only in the Court of Chancery of the State of Delaware and not in any other state or federal court in the United States of America or any court in any other country, (ii) to have consented to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for purposes of any proceeding arising out of or in connection with this Article VII, (iii) to have waived any objection to the laying of venue of any such proceeding in the Court of Chancery of the State of Delaware, and (iv) to have waived, and to have agreed not to plead or to make, any claim that any such proceeding brought in the Court of Chancery of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

SECTION 8. DEFINITIONS. For purposes of this Article VII:

(1) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

(2) “Change of Control” means (i) any individual, entity, or group (including within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of either (a) the then-outstanding shares of common stock of the corporation (the “Outstanding Common Stock”) or (b) the combined voting power of the then-outstanding voting securities of the corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that, for purposes of this Article VII, the following acquisitions shall not constitute a Change of Control: (I) any acquisition of Outstanding Common Stock or Outstanding Voting Securities directly from the corporation that is approved by the Incumbent Board (as hereinafter defined), (II) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the corporation, (III) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the corporation or any Affiliate thereof, or (IV) any acquisition of Outstanding Common Stock or Outstanding Voting Securities in a transaction that is part of a Business Combination that complies with clauses (iii)(a), (iii)(b), and (iii)(c) of this definition; (ii) individuals who, as of October 28, 2019, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to October 28, 2019 whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of directors; (iii) consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the corporation, a sale or other disposition of all or substantially all of the assets of the corporation (including by sale, reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the shares of all or substantially all of the corporation’s subsidiaries), or the acquisition of assets or securities of another entity by the corporation or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the corporation or all or substantially all of the corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, and (b) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement and at the time of the action of the board of directors providing for such Business Combination; or (iv) approval by the stockholders of the corporation of a complete liquidation or dissolution of the corporation.

(3) “Disinterested Director” means, with respect to any Proceeding in respect of which indemnification is sought by an Indemnitee under this Article VII, a director of the corporation who is not and was not (i) a party to such Proceeding, (ii) a party to any claim for damages, or to any declaratory, equitable, or other substantive remedy, or to any other issue or matter in such Proceeding or Proceeding therein or related thereto, and (iii) during the last ten (10) years an Affiliate of such Indemnitee.

(4) “Expenses” include all attorneys’ fees, expert fees, witness fees, bonds, prospective and retrospective insurance premiums or costs, litigation, appeal and court costs, including, without limitation, retainers, transcript costs, and travel expenses, and all other disbursements and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, including any interest payable thereon. Should any payments by the corporation to or for the account of any Indemnitee under this Article VII be determined to be subject to any federal, state, or local income or excise tax, “Expenses” also include such amounts as are necessary to place the Indemnitee in the same after-tax position, after giving effect to all applicable taxes, that such Indemnitee would have been in had no such tax been determined to apply to those payments.

(5) “Indemnitee” means any Authorized Person making a claim for indemnification or advancement of Expenses under this Article VII.

(6) “Independent Counsel” means a law firm that is experienced in matters of corporation law and neither presently is, nor in the ten (10) years previous to its selection or appointment has been, retained to represent: (i) the corporation, the Indemnitee, or any of their respective Affiliates; (ii) any other party to the Proceeding giving rise to a claim for indemnification; or (iii) any direct or indirect beneficial owner of securities of the corporation representing 20% or more of the combined voting power of the corporation’s then outstanding voting securities. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification under these bylaws.

ARTICLE VIII.

VOTING OF STOCK OF OTHER CORPORATIONS

Unless otherwise ordered by the board of directors, the chief executive officer, the president, each executive vice president, and each senior vice president shall have full power and authority on behalf of the corporation to act and vote at any meeting of stockholders of any corporation in which the corporation may hold stock, and at any such meeting, shall possess, and may exercise, any and all of the rights and powers incident to the ownership of the stock, which, as the owner thereof, the corporation might have possessed and exercised if present. The board of directors by resolution from time to time, may confer like powers upon any other person or persons.

ARTICLE IX.

WAIVER OF NOTICE

Whenever any notice whatever is required to be given pursuant to the provisions of a statute, the Certificate of Incorporation or these bylaws of the corporation, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE X.

STOCK CERTIFICATES

SECTION 1. CERTIFICATED AND UNCERTIFICATED SHARES. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided by the laws of the State of Delaware. The certificates for shares of the capital stock of the corporation shall be in the form, not inconsistent with the Certificate of Incorporation, that shall be approved by the board of directors. The certificate shall be signed by the chairman of the board, chief executive officer, president or a vice president, and either the treasurer or an assistant treasurer, or the secretary or an assistant secretary, but where the certificate is signed by a transfer agent or an assistant transfer agent and a registrar, the signatures of the chairman of the board, chief executive officer, president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimiles. All certificates shall be consecutively numbered, and the name of the person owning the shares represented thereby, with the number of shares and the date of issue shall be entered in the corporation’s books. No certificate shall be valid unless it is signed by the chairman of the board, chief executive officer, president, or a vice president, and either the treasurer or an assistant treasurer, or the secretary or an assistant secretary, but where the certificate is signed by a transfer agent or an assistant transfer agent and a registrar, the signatures of the chairman of the board, chief executive officer, president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimiles. All certificates surrendered to the corporation shall be canceled, and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and canceled.

SECTION 2. TRANSFER OF SHARES. Shares of the capital stock of the corporation shall be transferred only on the books of the corporation by the holder thereof in person or by his attorney and, in the case of certificated shares, upon surrender and cancellation of certificates for the same number of shares.

SECTION 3. REGULATIONS. The board of directors shall have authority to make any rules and regulations that they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation. The board of directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers and may require all certificates to bear the signature of the transfer agent or assistant transfer agent and a registrar of transfers. The board of directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers by the vote of a majority of the board of directors.

SECTION 4. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact with the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or his legal representative, to advertise the same in a manner that it shall require for each share of stock having voting power registered in his name and to give the corporation a bond in the sum that it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE XI.

GENERAL PROVISIONS

SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year.

SECTION 2. INSPECTION OF BOOKS. The board of directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the corporation (except as may be by statute specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and a stockholder’s rights in this respect are, and shall be, restricted and limited accordingly.

SECTION 3. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts, or other orders for the payment of money of the corporation shall be signed, endorsed, or accepted in the name of the corporation by such officer, officers, person, or persons as from time to time may be designated by the board of directors or by an officer or officers authorized by the board of directors to make such designation.

ARTICLE XII.

AMENDMENTS

The holders of a majority of the outstanding shares of the corporation may adopt, alter or repeal the bylaws of the corporation and, subject to the right of the stockholders, the board of directors, by majority vote, may adopt, alter or repeal the bylaws of the corporation.

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